Exhibit 10.1

*** Text Omitted and Filed Separately

Confidential Treatment Requested

Under 16 C.F.R. §§ 200.80(b)(4) and 17 C.F.R. § 24b-2

JOINT DEVELOPMENT AGREEMENT

This Joint Development Agreement (“Agreement”) is executed effective as of January 11, 2016 (the “Effective Date”) by and between Porta Hnos. S.A., an Argentinian company with offices at Camino San Antonio km 4,5 (X5016JXA), Cordoba, Argentina, (“Porta”) and Gevo, Inc. (a company incorporated under the laws of the State of Delaware in the United States, with offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112, USA), (“Gevo”).

WHEREAS

A.	Porta has pre-existing relationships with certain corn ethanol plants.
B.	Gevo has developed technology to produce isobutanol in corn ethanol plants.
C.

This Agreement between Porta and Gevo (together, the “Parties” and each individually, a “Party”) establishes a strategic relationship between the Parties to: i) jointly improve Gevo’s technology for use in corn ethanol plants; ii) jointly develop an engineering package for retrofitting ethanol plants; and iii) license Gevo’s technology and retrofit certain ethanol plants to produce isobutanol (the “Purpose”) upon following terms.

THE PARTIES AGREE AS FOLLOWS:

1.

Development:    Gevo’s biocatalyst has been developed to produce isobutanol from a variety of sugar sources.  It is anticipated that the Parties will need to optimize the post fermentation yeast separation process utilized to produce isobutanol (“Development Work”).  In connection with this Agreement, the Parties have also entered into that certain Commercial License Agreement dated January 11, 2016 attached hereto as Exhibit C (the “Commercial License Agreement”).  The Commercial License is incorporated in its entirety into this Agreement and the Development Work shall be done in accordance with the terms of the Commercial License Agreement.

2. Porta Rights to Services and Equipment:

Porta will have the exclusive right to supply equipment and process engineering services for addition of isobutanol capacity for the ethanol plants on the Plants List in Exhibit A should Gevo grant a license to a specific plant on the Plants List. Porta agrees to meet the development milestones specified in Exhibit B of this Agreement (“Milestones”).  Porta agrees to meet the execution milestones in Exhibit B of this Agreement (“Milestones”) to maintain their exclusive rights.

For plants not on the Plants List, but where Gevo has granted a license for a plant to add isobutanol capacity, Gevo would introduce Porta to the licensee as a preferred partner for engineering services and equipment.

3. License:

Gevo will negotiate and license its technology for producing isobutanol directly with the plants on the Plants List. Gevo will be the exclusive seller of all isobutanol produced by the plants on the Plant List.  Gevo will also have the right to supply biocatalysts, nutrient packages, and support services to the plants on the Plant List.

4. Engineering:

Gevo will provide Porta with a “Process Description” that is attached as an Exhibit to the Commercial License Agreement.  Porta will develop a Process Design Package within the boundaries defined by the Process Description for use in retrofitting the plants on the Plant List.    “Process Design Package” or “PDP” means the specific documentation and manuals created by Porta required for the process for the production of isobutanol from corn using the Gevo biocatalyst for the design, engineering,  operation, service or maintenance of a plant on the Plant List, including, but not limited to a process description, process and utility flow diagrams, equipment list and equipment process data sheets, materials and effluent plant data, piping and instrument diagrams, process instrumentation philosophy and logic diagrams, plant layout and battery limits, and preliminary process operating manual. The PDPs shall be jointly owned by the Parties.  Upon mutual agreement of Porta and Gevo that the PDPs have been approved, Porta shall have the exclusive right to use the PDPs for plants on the Plant List, subject to meeting the Milestones.  Upon mutual agreement of Porta and Gevo that the PDPs have been approved, both Parties shall have the right to use the PDPs for plants not listed on the Plant List.  [***]

“Process Package” means the Process Design Package, and all isobutanol related licensed patents and know-how.

5. Joint Venture

The Parties will work together under this Joint Development Agreement and at some point in the future by mutual written agreement, the Parties may decide to establish a new entity and enter into a joint venture.

6. Applicable law and jurisdiction:

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to conflict of laws principles and the Parties submit to the exclusive jurisdiction of the courts of  State of Delaware.

7. Limitation of Liability & Indemnification:

In no event shall either Party be liable for special, indirect, incidental, punitive, exemplary, or consequential damages of any kind, whether in contract, tort, strict liability, gross negligence, intentional wrongful acts or omissions, or otherwise, including lost profits, loss of business opportunity, or other similar damages.

Each Party shall indemnify, defend, and hold the other Party, its Affiliates and their respective officers, employees, directors and agents harmless from and against all claims, demands and causes of action arising out of such Party’s activities under this Agreement, including any fines or penalties required by any governmental agency, to the extent that the claims, demands, and causes of action arise from, relate to, or were caused by the negligent acts or omissions, violations of law, willful misconduct and/or strictly liable conduct of such Party’s employees, representatives, contractors, subcontractors or agents.

8. Term:

This Agreement shall commence on the Effective Date, and unless earlier terminated, shall remain in full force and effect until June 1, 2020.  Notwithstanding the foregoing, this Agreement may be terminated as follows:

(a) by mutual agreement of the Parties; (b) if any of the Milestones are not met by their respective due dates; or (c) by a Party by written notice to the other upon the occurrence of any of the following events: (i) the other Party is in material breach of this Agreement and fails to cure such breach within [***] days (or in the event or case of a non-disputed payment due, [***] days after receipt of written notice identifying the breach; (ii) upon a change of control of either party; or (iii) the other party enters into bankruptcy, whether voluntary or involuntary, has a receiver appointed, becomes insolvent, has a receiver appointed, becomes insolvent, enters into any arrangement with its creditors, takes or suffers any similar action in consequence of debt or ceases or threatens to cease to carry on its business as usual.

9. NDA:

The Parties have entered into that certain Mutual Non-Disclosure Agreement (the “NDA”) attached hereto as Exhibit D.  The NDA is hereby incorporated by reference in its entirety and made a part of this Agreement with the same force and effect as if it was contained in the full text of this Agreement.

10. Other:

In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Commercial License Agreement, the terms and conditions of the Commercial License Agreement shall control.  This Agreement may not be amended except by a written instrument signed by both Parties.  Neither Party will assign this Agreement without the prior written consent of the other party.  This Agreement may be executed in multiple counterparts, all of the same Agreement which when taken together shall constitute one and the same instrument.  Section headings and references are for convenience only and will not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.  The parties are and shall remain independent contractors of each other and neither party is or shall be considered an agent, fiduciary or partner of the other nor authorized to bind the other party to any legal obligation. Each Party to this Agreement shall bear and pay all fees, costs and expenses (including all legal fees and expenses, that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such Party in connection with: (i) the negotiation, preparation and review of this Agreement; (ii) the investigation and review conducted by such Party and its representatives related to this Agreement; (iii) the negotiation, preparation and review of this Agreement or any of the documents delivered in connection herewith; (iv) the preparation and submission of any filing or notice required to be made or given in connection with this Agreement; and (v) the consummation and performance of the transaction contemplated in this Agreement.

*Confidential Treatment Requested

Porta Hnos S.A.		Gevo, Inc..

By:	/s/ Jose V.R. Porta	By:	/s/ Mike Willis
	Name: Jose V.R. Porta		Name: Mike Willis
	Title: Presidente		Title: CFO
	Date: 02/01/2016		Date: 02/01/2016

Exhibit A

Plant List

[***]

*Confidential Treatment Requested

Exhibit B

Milestones

[***]

*Confidential Treatment Requested

Exhibit C

License Agreement

[Omitted – Filed Separately]

Exhibit D

NDA

[Omitted]